EMPLOYMENT AGREEMENT


         AGREEMENT made as of the 31st day of July, 1997, between Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), and Donna A. Barbieri (the "Executive").

         The Executive is presently employed by the Company as Group President of its Retail Outlet Stores and Creative Services operations.

         The Company recognizes that the Executive's contribution to the growth and success of the Company will be substantial. The Company desires to provide for the continued employment of the Executive and to make employment arrangements which will reinforce and encourage the attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company. The Executive is willing to commit herself to serve the Company, on the terms and conditions herein provided.

         In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         2. TERM. The employment of the Executive by the Company as provided in
Section 1 pursuant to this Agreement will be effective on the date hereof. Executive will serve at the direction and pleasure of the board of directors of the Company (such board or such other managing board or committee as is vested with authority to hire and/or discharge executive officers of the Company hereinafter referred to as the "Board").





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         3. POSITION AND DUTIES. The Executive shall serve in the capacity described above and shall have such responsibilities, duties and authority as she may have as of the date hereof (or which arise from any position to which she may be appointed after the date hereof) and as may from time to time be assigned to the Executive by the Board that are consistent with such responsibilities, duties and authority. The Executive shall devote substantially all her working time and efforts to the business and affairs of the Company.

         4.  COMPENSATION AND RELATED MATTERS.

         (a) SALARY. During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary determined by the Board. Such salary shall be paid in substantially equal installments on a basis consistent with the Company's payroll practices and shall be subject to review by the Board in accordance with the Company's policies for executives.

         (b) INCENTIVE COMPENSATION. The Board may in its discretion include as part of the Executive's compensation in any fiscal year a bonus or incentive compensation program.

         (c) EXPENSES. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         (d) OTHER BENEFITS. During the term of Executive's employment hereunder, Executive shall be entitled to participate in or receive benefits under any medical, pension, profit sharing or other employee benefit plan or arrangement generally made available by the Company now or in the future to its executives and key management employees (or to their family members), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section.





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         (d)  VACATIONS. The Executive shall be entitled to reasonable vacations consistent with past practice.

         5.  TERMINATION.

         (a) TERMINATION BY COMPANY. The Executive's employment hereunder may be terminated by the Board at any time with or without cause.

         (b) TERMINATION BY THE EXECUTIVE. The Executive may terminate her employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) the assignment to the Executive of a title or duties inconsistent with those of a senior executive of the Company; (B) a reduction by the Board of the Executive's base salary; or (C) a failure by the Company to comply with any material provision of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company. Any exercise of rights pursuant to clauses (A), (B) or
(C) of this paragraph 5(b) shall be exercised within sixty (60) days of the date Executive becomes aware of the action giving rise to such rights.

         (c) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6(d)(i) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. If termination is pursuant to Sections 6(d)(ii)- (iii) or 5(b) hereof, the "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         6.  COMPENSATION UPON TERMINATION.

         (a) If Company shall terminate Executive's employment for any reason other than an Enumerated Reason as set forth in Section 6(d) hereof or if Executive resigns for Good Reason pursuant to Section 5(b) hereof, then so long as Executive complies with Section 8 hereof Executive shall be entitled to the following:







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                  (i) Continued base salary payments (less applicable
         withholdings) for a period of thirty-six (36) months from the date of termination at the rate and in the manner in effect on such date;

                  (ii) Continued participation in the Company's health benefit plans, provided if Executive is provided with similar coverage by a successor employer, any such coverage by the Company shall cease;

                  (iii) Continued use of her Company automobile until the then existing auto lease term expires; and

                  (iv) Waiver of the collateral interest securing return to the Company of premiums for Executive's existing Split Dollar Life Insurance Policy.

         If a Change of Control shall have occurred prior to the date of termination, Executive shall be entitled at her option, exercisable in writing within fifteen days of the date of termination, to receive the equivalent of the thirty-six (36) months' salary continuation pursuant to subsection (i) above in two equal lump sum installments, the first payable within 30 days of the date of termination and the second on the first anniversary of the date of termination. As used herein, the term "Change of Control" shall mean Ralph Lauren or members of her family (or trusts created for their benefit) no longer control 50% or more of the voting power of the then outstanding securities (or other equity interests) of the Company entitled to vote for the election of members to the Board.

         (b) If the Executive's employment is terminated by her death, the Company shall pay any amounts due to the Executive through the date of her death.

         (c) If the Executive's employment shall be terminated by the Company pursuant to Section 6(d)(ii) or (iii) for an Enumerated Reason or by the Executive for other than Good Reason, the Company shall pay the Executive her full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement but Executive shall be bound by Sections 8
(b)-(e) hereof.







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         (d) The term "Enumerated Reason" with respect to termination by the
Company of Executive's employment shall mean any one of the following reasons:

                  (i) DEATH. The Executive's employment hereunder shall terminate upon her death.

                  (ii) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from her duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of her duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

                  (iii) CAUSE. The Company shall have "Cause" to terminate the Executive's employment hereunder upon (1) the willful and continued failure by the Executive to substantially perform her duties hereunder after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed her duties, or (2) Executive's conviction of, or plea of guilty or nolo contendre to, any crime (whether or not involving the Company) constituting a felony or
         (3) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes competitive activity, as defined in Section 8) or which subjects, or if generally known, would subject the Company to public ridicule or embarrassment. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) reasonable written notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Executive, together with her counsel, to be heard before the Board, and (z) delivery to the Executive of a Notice of Termination, as defined in Section 5(c) hereof, from the Board finding





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         that in the good faith opinion of the Board the Executive was guilty of any of the conduct set forth above in clauses (1)-(3) hereof, and specifying the particulars thereof in detail.

         7. MITIGATION. Executive shall have no duty to mitigate the payments provided for in Section 6(a) by seeking other employment or otherwise and such payment shall not be subject to reduction for any compensation received by Executive from employment in any capacity following the termination of Executive's employment with the Company.

         8.  NONCOMPETITION/CONFIDENTIALITY.

         (a) Executive agrees not to accept other employment during the term of this Agreement without the written approval of the Board.

         (b) Executive agrees that for the duration of her employment and for a period of thirty-six (36) months from the date of termination thereof, she will not, on her own behalf or on behalf of any other person or entity, hire, solicit, or encourage to leave the employ of the Company or its subsidiaries or affiliates any person who is an employee of any of such companies.

         (c) Executive agrees that for the duration of her employment and for a period of thirty-six (36) months from the date of termination thereof, Executive will take no action which is intended, or would reasonably be expected, to harm, the Company or any of its subsidiaries or affiliates or their reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or any of its subsidiaries or affiliates.

         (d) The Executive will not at any time (whether during or after her employment with the Company) disclose or use for her own benefit or purposes or the benefit or purposes of any other person, entity or enterprise, other than the Company or any of its affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company generally, or any affiliate of the Company; PROVIDED that the foregoing shall not apply to information which is not unique to the Company or





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which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of her employment with the Company for any reason she will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates.

         (e) The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this
Section 8 would be inadequate and, in recognition of this fact, the Executive agrees that in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

         9.  SUCCESSORS; BINDING AGREEMENT.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are payable to him hereunder all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.







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         10. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered with receipt acknowledged or five business days after having been mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                           Ms. Donna A. Barbieri
                           6 Saint Malo Drive
                           Pinebrook, New Jersey 07058

                  If to the Company:

                           Polo Ralph Lauren Corporation
                           650 Madison Avenue
                           New York, New York  10022

                           Attention:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.







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         12.  VALIDITY.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of
Section 8 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided further that the Executive shall be entitled to seek specific performance of her right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. Fees and expenses payable to the American Arbitration Association and the arbitor shall be shared equally by the Company and by the Executive but the parties shall otherwise bear their own costs in connection with the arbitration; PROVIDED that the arbitrator shall be entitled to include as part of the award to the prevailing party the reasonable legal fees and expenses incurred by such party an amount not to exceed $25,000.

         15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.







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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set her hand, as of the 31st day of July, 1997.


                                      POLO RALPH LAUREN CORPORATION


                                      By:       /s/ Michael J. Newman
                                         --------------------------------------
                                         Michael J. Newman, Vice Chairman


                                                /s/ Donna A. Barbieri
                                         --------------------------------------
                                         Executive: Donna A. Barbieri









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